NEWS RELEASE

Contacts:	Joseph A. Santangelo – Chief Financial Officer Orleans Homebuilders, Inc. (215) 245-7500 (www.orleanshomes.com)

For Immediate Release:

Orleans Homebuilders Reports Results
For Third Quarter, Raises 2004 Guidance and
Issues 2005 Guidance

Bensalem, Pennsylvania, May 10, 2004:

       Orleans Homebuilders, Inc. (ASE:OHB) is a residential homebuilder with operations in Pennsylvania, New Jersey, Virginia, North Carolina, South Carolina and Florida.

Financial Highlights for the Quarter Ended March 31, 2004:

•	Completion of an offering of 2,000,000 newly issued shares of common stock resulting in approximately $46,000,000 in net proceeds.

•	Fiscal year 2004 third quarter earnings of $.45 per diluted share increased 80% compared with $.25 per diluted share for the prior year period.

•	Fiscal year 2004 third quarter EBITDA(1) increased 67% to $15,020,000 compared with $8,989,000 for the prior year period.

•	Fiscal year 2004 third quarter new orders increased 40% to $182,949,000 (542 homes) compared with $130,383,000 (386 homes) for the prior year period.

•	The backlog at March 31, 2004 increased 53% to $436,710,000 (1,250 homes) compared with $285,223,000 (778 homes) at March 31, 2003.

•	Fiscal year 2004 third quarter residential property revenue increased 49% to $114,563,000 (371 homes) compared with $76,991,000 (258 homes) for the prior year period.

•	The Company currently controls approximately 12,218 building lots.

Financial Highlights for the Nine Months Ended March 31, 2004:

•	Fiscal year 2004 third quarter year-to-date earnings of $1.36 per diluted share increased 40% compared with $.97 per diluted share for the prior year period.

•	Fiscal year 2004 third quarter year-to-date EBITDA(1) increased 32% to $43,548,000 compared with $32,930,000 for the prior year period.

•	Fiscal year 2004 third quarter year-to-date new orders increased 35% to $443,708,000 (1,332 homes) compared with $328,378,000 (969 homes) for the prior year period.

•	Fiscal year 2004 third quarter year-to-date residential property revenue increased 34% to $334,427,000 (1,132 homes) compared with $249,219,000 (838 homes) for the prior year period.

Fiscal Year 2004 – 2005 Guidance:

•	The Company raises its fiscal year ending June 30, 2004 diluted EPS guidance to $2.10 based on 17.3 million diluted shares and its previous net income guidance by approximately 5%.

•	The Company issues its fiscal year ending June 30, 2005 diluted EPS guidance of $2.38 to $2.43 based on 18.8 million diluted shares.

Additional recognition:

•	For the second consecutive year Orleans Homebuilders was ranked by Forbes Magazine as one of America’s Ten Best Small Companies.

•	For the second consecutive year Orleans Homebuilders was listed by Fortune Magazine as one of Fortune’s 100 Fastest Growing Companies.

•	For the third consecutive year Masterpiece Homes won the J.D. Power & Associates award for Highest Owner Satisfaction Among new Home Builders in the Orlando Area.

       “We are pleased with our new orders, revenue and earnings growth in the first nine months of fiscal year 2004. Additionally, we are pleased with our overall continued strong performance, our ability to obtain additional desirable building lots and our ability to successfully expand into new markets with a variety of products and a wide range of price points,” commented Jeffrey Orleans, Chairman and CEO. “We believe that our increase in capital, and our broad range of home designs and price points allows us to capitalize on opportunities and favorable economic and demographic trends within our industry. As we look forward our focus will be on continued revenue and earnings growth and the resulting value we are creating for our shareholders.”

       Orleans Homebuilders will hold its quarterly conference call to discuss third quarter results on Tuesday, May 11, 2004, at 10:30 a.m. Eastern Time. This call is being webcast by CCBN and can be accessed at Orleans Homebuilders' web site at www.orleanshomes.com under “Investor Relations”. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). A replay of the conference call will be available later that day on the Company’s website at www.orleanshomes.com. A copy of this press release, including the Company’s results of operations for the three and nine month periods ended March 31, 2004 to be discussed during the conference call, is available at the Company’s website, www.orleanshomes.com, under “Investor Relations”.

       About Orleans Homebuilders, Inc.

       Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums. The Company serves a broad customer base including first-time, luxury, move-up, empty nester and active adult homebuyers. The Company currently operates in the following nine distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater, Virginia; and Orlando, Florida. The Company's Charlotte, North Carolina operations also include adjacent counties in South Carolina. To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

EBITDA Reconciliation(1):

	Three Months Ended 3/31/04	Three Months Ended 3/31/03	Nine Months Ended 3/31/04	Nine Months Ended 3/31/03
Net income	$7,819,000	$4,088,000	$22,802,000	$16,075,000
Income tax expense	5,072,000	3,092,000	14,778,000	10,440,000
Interest	1,939,000	1,709,000	5,484,000	6,115,000
Depreciation	190,000	100,000	484,000	300,000
EBITDA	$15,020,000	$8,989,000	$43,548,000	$32,930,000

(1)	Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure. EBITDA represents net earnings before interest expense, interest amortized to cost of sales, income taxes, depreciation, amortization, and extraordinary items. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America.

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated earnings per share, operating results, financial resources, pace of sales, growth and expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings. For example, there can be no assurance that the current sales pace can continue in the absence of an improvement in the current general economic environment. These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions.

Orleans Homebuilders, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2004	2003	2004	2003
Earned revenues
Residential properties	$114,563	$76,991	$334,427	$249,219
Land sales and other income	1,383	1,100	4,669	3,440

	115,946	78,091	339,096	252,659
Costs and expenses
Residential properties	86,940	59,835	256,919	193,093
Land sales and other expense	755	651	3,469	2,474
Selling, general and administrative	15,085	10,274	40,643	30,343
Interest	275	151	485	234

	103,055	70,911	301,516	226,144

Income from operations before income taxes	12,891	7,180	37,580	26,515
Income tax expense	5,072	3,092	14,778	10,440

Net income	$7,819	$4,088	$22,802	$16,075

Net income	7,819	4,088	22,802	16,075
Preferred dividends	—	53	104	158

Net income available for common shareholders	$7,819	$4,035	$22,698	$15,917

Earnings per share:
Basic	$0.49	$0.32	$1.64	$1.29

Diluted	$0.45	$0.25	$1.36	$0.97

Weighted average number of shares:
Basic	15,964	12,795	13,878	12,322

Diluted	17,209	16,647	16,867	16,622

Supplemental information:
EBITDA(1):
Net income	$7,819	$4,088	$22,802	$16,075
Income tax expense	5,072	3,092	14,778	10,440
Interest	1,939	1,709	5,484	6,115
Depreciation and amortization	190	100	484	300

EBITDA	$15,020	$8,989	$43,548	$32,930

(1)	EBITDA is a non-GAAP financial measure representing net earnings before interest expense, interest amortized to cost of sales, income taxes, depreciation, amortization and extraordinary items.

Orleans Homebuilders, Inc
Summary of Deliveries, New Orders and Backlog by Region
(Dollars in thousands)
(Unaudited

	Three Months Ended March 31,		Nine Months Ended March 31,
	2004	2003	2004	2003
DELIVERIES
Northern Region (NJ, PA)
Homes	133	147	450	537
Dollars	$57,798	$46,392	$175,335	$164,768
Average Sales Price	$435	$316	$390	$307

Southern region (NC, SC, VA)
Homes	131	111	376	301
Dollars	$41,071	$30,599	$116,827	$84,451
Average Sales Price	$314	$276	$311	$281

Florida region (FL) (1)
Homes	107	—	306	—
Dollars	$15,694	$—	$42,265	$—
Average Sales Price	$147	$—	$138	$—

Total
Homes	371	258	1,132	838
Dollars	$114,563	$76,991	$334,427	$249,219
Average Sales Price	$309	$298	$295	$297

NEW ORDERS
Northern Region (NJ, PA)
Homes	218	201	488	545
Dollars	$95,340	$74,077	$218,096	$201,354
Average Sales Price	$437	$369	$447	$369

Southern region (NC, SC, VA)
Homes	200	185	517	424
Dollars	$67,034	$56,306	$175,519	$127,024
Average Sales Price	$335	$304	$339	$300

Florida region (FL) (1)
Homes	124	—	327	—
Dollars	$20,575	$—	$50,093	$—
Average Sales Price	$166	$—	$153	$—

Total
Homes	542	386	1,332	969
Dollars	$182,949	$130,383	$443,708	$328,378
Average Sales Price	$338	$338	$333	$339

	At March 31, 2004	At March 31, 2003

BACKLOG
Northern Region (NJ, PA)
Homes	500	475
Dollars	$232,695	$187,210
Average Sales Price	$465	$394

Southern region (NC, SC, VA)
Homes	431	303
Dollars	$154,525	$98,013
Average Sales Price	$359	$323

Florida region (FL) (1)
Homes	319	—
Dollars	$49,490	$—
Average Sales Price	$155	$—

Total
Homes	1,250	778
Dollars	$436,710	$285,223
Average Sales Price	$349	$367

(1)	Information on deliveries and new orders is for the period beginning July 28, 2003, the date the Company entered this market through its acquisition of Masterpiece Homes, through March 31, 2004.

Orleans Homebuilders, Inc
Selected Balance Sheet Data
(in thousands)
(Unaudited)

	March 31, 2004	December 31, 2003

Residential properties	$165,614	$150,021
Land and improvements	121,949	116,776
Land deposits and costs of future developments	29,837	34,109
Total assets	472,584	366,216
Mortgage obligations secured by real estate	143,632	169,302
Notes payable	3,841	2,995
Shareholders' equity	159,649	105,669

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